SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported) July 16, 1997 (July 13, 1997)


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Press Release dated July 13, 1997, announcing agreement to acquire ICI's white pigment business outside North America, its worldwide polyester films, resins and intermediates businesses and all related technologies.












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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




July 16, 1997









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                                 EXHIBIT INDEX



Exhibit
Number                             Description of Exhibits
-------        --------------------------------------------------------------

  99 Copy of the Registrant's Press Release dated July 13, 1997, announcing agreement to acquire ICI's white pigment business outside North America, its worldwide polyester films, resins and intermediates businesses and all related technologies.














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                                                     EXHIBIT 99





                                        Contact:  Susan Gaffney
                                                  (302) 774-2698



        Wilmington, Del., July 13 -- DuPont today announced that it has agreed to acquire ICI's white pigment business outside North America, its worldwide polyester films, resins and inter-mediates businesses and all related technologies. The acquisi-tion will accelerate DuPont's global growth by strengthening its position as the world leader in white pigment and moving DuPont's polyester business from a strong regional to an integrated global position.
        The businesses, which have the capacity to achieve sales of about $3.5 billion annually over the next two to three years, are:
     o The terephthalic acid, or TPA, polyester intermediates business worldwide;

     o  The polyester film business worldwide; and

     o The polyethylene terephthalate, or PET, polyester resin business worldlwide;

     o The Tioxide white pigment subsidiary business in Europe, Asia and Africa. North American business and assets are excluded.

        "This acquisition is a significant step in our strategy to continually increase shareholder value through profitable, global growth of our core businesses," said John A. Krol, DuPont
President & CEO.


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        DuPont will pay about $3 billion to acquire these
businesses. The total transaction should be completed by the end of the first quarter 1998, subject to regulatory approvals. DuPont intends to pay for this acquisition out of cash flow from operations and short-term borrowings.
        Krol said the acquired businesses are expected to make a significant contribution to earnings and cash flow as cost reductions are implemented, world demand improves and new DuPont technologies are commercialized. Excluding restructuring charges, the acquisition will be mildly dilutive in 1998 and accretive thereafter.
        Worldwide, polyester is a $30 billion industry that is growing about 7% a year, making it one of the two fastest grow-ing of the major polymer materials. The acquisition will give DuPont world-class terephthalic acid intermediate technology, which completes DuPont's portfolio of world-leading polyester technologies, thereby significantly strengthening DuPont's fibers, films, resins and intermediates positions.
        In the last five years, DuPont has been awarded more than 150 patents as it developed a comprehensive package of polyester technologies. When commercialized over the next two to five years, these new technologies will dramatically improve every aspect of polyester manufacture, from monomer production to polymerization, high-speed spinning and film forming.




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        "The addition of ICI's world-class TPA technology,
coupled with our own breakthrough polyester technology and continuing rapid growth in polyester demand, should make DuPont the most comprehensive and competitive polyester producer in the world." Krol said. "The key is to assemble, and then sustain, significant technology advantage at each step of the polyester chain."
        The acquisition of Tioxide white pigment facilities will give DuPont a long-sought manufacturing presence in Europe, additional manufacturing capabilities in Asia, which is targeted for growth, and an extension of the company's product line to better serve DuPont's worldwide customer base. White pigment is used principally to provide color, enhance brightness and improve opacity in the paints, plastics and paper industries.
        DuPont is expected to acquire white pigment facilities in France, Italy, Spain, United Kingdom, South Africa and Malaysia; polyester film facilities in the United States, The Netherlands, United Kingdom and Japan; PET resin facilities in the United States and United Kingdom; and a TPA facility in the United Kingdom and interests in facilities in Taiwan and Pakistan. About 6400 ICI employees would transfer to DuPont.
        DuPont has been advised by BT Wolfensohn.






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        DuPont is a research and technology-based global
chemical and energy company offering high-performance products based on chemicals, polymers, fibers, and petroleum. Committed to better things for better living, DuPont serves worldwide markets in the aerospace, apparel, automotive, agriculture, construction, packaging, printing, refining and transportation markets.


7/13/97













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